UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2010 (October 6, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2010, at a Special Meeting of Stockholders, the stockholders of Massey Energy Company (the “Company”) approved the following amendments to the Company’s Restated Certificate of Incorporation: (1) the declassification of our Board of Directors; (2) the removal of supermajority vote provisions related to stockholder amendment of bylaws; (3) the removal of the supermajority vote provisions related to stockholder approval of certain business combinations with more than 5% stockholders; (4) the removal of the prohibition of the right for stockholders to request special meetings of stockholders; and (5) the increase of authorized shares of common stock to 300,000,000 shares. Although the proposal to eliminate cumulative voting was approved by holders of approximately 74% of the outstanding shares of the Company’s common stock, this was less than the required 80% vote and accordingly, this proposal did not pass.

These amendments are described in the Company’s Proxy Statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on September 13, 2010 (the “Proxy Statement”). These descriptions of the amendments are qualified in their entirety by reference to the text of the Amended and Restated Certificate of Incorporation which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amendments became effective upon filing of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 6, 2010.

In connection with the amendments to our Restated Certificate of Incorporation, the Board of Directors also adopted an amendment to Section 2.02 of the Company’s Restated Bylaws, effective October 6, 2010, to provide stockholders with the ability to call a special meeting of the stockholders. Specifically, subject to certain notice and information requirements, a special meeting of stockholders may be called upon receipt of written requests from holders of shares representing at least 25% of the outstanding shares of the Company’s common stock. This description of the amendment to the Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders, the Company’s stockholders voted on the following:

1.	To amend and restate our Restated Certificate of Incorporation to declassify our Board of Directors;

2.	To amend and restate our Restated Certificate of Incorporation in order to eliminate cumulative voting;

3.	To amend and restate our Restated Certificate of Incorporation in order to remove super majority vote provisions related to stockholder amendment of our Restated Bylaws;

4.	To amend and restate our Restated Certificate of Incorporation in order to remove supermajority vote provisions related to stockholder approval of certain business combinations with more than 5% stockholders;

5.	To amend and restate our Restated Certificate of Incorporation in order to remove the prohibition of the right for stockholders to request special meetings of stockholders; and

6.	To amend and restate our Restated Certificate of Incorporation to increase authorized shares of common stock to 300,000,000 shares.

The results of such votes were as follows:

1.	The proposal to amend and restate our Restated Certificate of Incorporation to declassify our Board of Directors was approved with 86,958,783 votes cast for ratification, 3,276,788 votes cast against ratification, 310,927 abstentions and 0 broker non-votes.

2.	The proposal to amend and restate our Restated Certificate of Incorporation in order to eliminate cumulative voting was not approved with 75,341,383 votes cast for ratification, 3,967,341 votes cast against ratification, 564,215 abstentions and 10,673,558 broker non-votes.

3.	The proposal to amend and restate our Restated Certificate of Incorporation in order to remove supermajority vote provisions related to stockholder amendment of our Restated Bylaws was approved with 87,172,847 votes cast for ratification, 3,070,520 votes cast against ratification, 303,130 abstentions and 0 broker non-votes.

4.	The proposal to amend and restate our Restated Certificate of Incorporation in order to remove supermajority vote provisions related to stockholder approval of certain business combinations with more than 5% stockholders was approved with 87,048,337 votes cast for ratification, 3,176,355 votes cast against ratification, 321,805 abstentions and 0 broker non-votes.

5.	The proposal to amend and restate our Restated Certificate of Incorporation in order to remove the prohibition of the right for stockholders to request special meetings of stockholders was approved with 87,346,340 votes cast for ratification, 2,933,449 votes cast against ratification, 266,708 abstentions and 0 broker non-votes.

6.	The proposal to amend and restate our Restated Certificate of Incorporation to increase the authorized shares of common stock to 300,000,000 shares was approved with 73,442,159 votes cast for ratification, 16,708,151 votes cast against ratification, 396,187 abstentions and 0 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Massey Energy Company, effective October 6, 2010.

3.2	Amended and Restated Bylaws of Massey Energy Company, effective October 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: October 6, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Massey Energy Company, effective October 6, 2010.

3.2	Amended and Restated Bylaws of Massey Energy Company, effective October 6, 2010.

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